RE: Petrol Oil and Gas, Inc. (formerly Euro Technology Outfitters) Registration Statement Form SB-2

We hereby consent to the use of our audit report dated March 14, 2003 relating to the December 31, 2002 financial statements of Petrol Oil and Gas, Inc. in the Registration Statement (Form SB-2).


Weaver & Martin

Kansas City, Missouri
June 24, 2003